Exhibit 10.2

4841-8412-8102v.2 010556.00236

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is executed by and between TASR Property Owner, Ltd., a Texas limited partnership (“Seller”), and THRE Global Investments LLC, a Delaware limited liability company (“Purchaser”).

In consideration of the mutual covenants and representations herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.
PURCHASE AND SALE

1.1

Purchase and Sale.  Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of the following described property (herein collectively called the “Property”):

(a)	Land. That certain tract of land located at 4306 N Quinlan Park Rd, Austin, Texas 78732 (the “Land”) being more particularly described on Exhibit “A” attached hereto and made a part hereof.
(b)	Easements. All of Seller’s right, title and interest in and to easements, if any, benefiting the Land or the “Improvements” (as defined below).
(c)

Rights and Appurtenances.  All of Seller’s  right, title and interest in and to any rights and appurtenances pertaining to the Land, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of‑way.

(d)

Improvements.  All improvements on the Land, including without limitation, those improvements comprising the multifamily development known as “Tacara at Steiner Ranch”, consisting of a total of two hundred forty-six (246) apartment units and related amenities (the “Improvements”).

(e)

Leases.  All of Seller’s right, title and interest under all leases (the “Leases”) of space in the Property, concession leases, and all tenant security deposits, pet deposits and other deposits (whether refundable or non-refundable) held by Seller on the “Closing Date” (as defined below).

(f)

Tangible Personal Property.  All appliances, fixtures, equipment, machinery, furniture, carpet, drapes and other items of personal property, if any, owned by Seller and located on or about the Land and the Improvements (the “Tangible Personal Property”), including, without limitation, those items of personal property set forth on Exhibit “D” attached hereto.

(g)	Intangible Personal Property. All of Seller’s right, title and interest in and to all intangible personal property related to the Land and Improvements including, without limitation, the plans and specifications and other architectural and engineering drawings for the Land and Improvements; all records relating to the Land and Improvements, governmental permits, approvals and licenses; entitlements, development rights, wastewater capacity; and telephone exchange numbers (collectively, the “Intangible Property”). Notwithstanding the foregoing, the Intangible Personal Property shall not include the trade name or trademark “Tacara”, which shall remain the sole and exclusive property of Darren Casey Interest, Inc., a Texas corporation and affiliate of Seller (“DCI”); provided, however, Purchaser shall have the right to utilize the trade name “Tacara” in connection with the Property pursuant to that certain Limited License Agreement to be entered into at Closing as set forth below.

(h)

Service Contracts.  All of Seller’s right, title and interest under the “Service Contracts” (as defined below), but only to the extent Purchaser agrees to assume the same in accordance with Section 4.2 of this Agreement and to the extent the same are assignable.

(i)Warranties.  Any assignable warranties and guaranties relating to the Property or any portion thereof.

(j)Trademark License Agreement.  At Closing, DCI and Purchaser will enter into a trademark license agreement (the “Trademark License Agreement”) in form attached hereto as Exhibit “G” by which DCI grants to Purchaser a limited license to use the name “Tacara at Steiner Ranch”.  Notwithstanding the foregoing, Purchaser shall have the right to waive the requirement that DCI and Purchaser execute the Trademark License Agreement at Closing, in which event Purchaser shall have no rights to use the name “Tacara” in connection with the Property and must debrand and remove from the Property any marks identifying the Property as “Tacara” and from all related Property marketing materials, advertisements and signage in Seller’s possession using the name “Tacara” within ninety (90) days following the Closing Date (with such obligation to survive the Closing).

Notwithstanding the foregoing or any provision hereof to the contrary, the term “Property” shall not include any of the property described on Exhibit “A-1” attached hereto (the “Excluded Property”), and none of the Excluded Property shall be conveyed to Purchaser.

2.
PURCHASE PRICE

2.1

Purchase Price.  The purchase price (the “Purchase Price”) for the Property shall be the sum of Forty-Seven Million Seven Hundred Twenty-four Thousand and No/100 Dollars ($47,724,000.00), subject to prorations and adjustments as set forth in this Agreement, and shall be paid by Purchaser to Seller at the Closing by wire transfer of immediately available funds to the Title Company on the Closing Date in accordance with wire transfer instructions to be provided by the Title Company. No portion of the Purchase Price shall be allocated, nor attributable, to any items of personal property.

3.
EARNEST MONEY

3.1

Earnest Money.  Purchaser shall deliver to First American Title Company, Weston Centre,112 E. Pecan, Suite 2600, San Antonio, Texas 78205, Attention: Corina Cashion, Telephone No. (210) 780-3167, Email: ccashion@firstam.com (the “Title Company”), within three (3) business days after the Effective Date (as defined in Section 9.12), an earnest money deposit in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Initial Deposit”).  In the event that Purchaser fails to provide Seller with the “Termination Notice” (as defined below) pursuant to Section 4.1.1 below, then within three (3) business days following the expiration of the “Approval Period” (as defined below), Purchaser shall make an additional earnest money deposit  with the Title Company in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Additional Deposit”).  The Initial Deposit, together with the Additional Deposit, if and when made, and together with all interest accrued thereon, are herein collectively referred to as the “Earnest Money.”  The Title Company shall hold and disburse the Earnest Money in accordance with the escrow instructions set forth in Schedule 3.1 attached hereto (the “Escrow Instructions”).  If this Agreement is terminated in accordance with any right to terminate granted to Seller or Purchaser by the terms of this Agreement, the Earnest Money shall be disbursed as provided for in the Escrow Instructions and this Agreement, and no party hereto shall have any further obligations under this Agreement except for such obligations which by the express terms of this Agreement survive the termination of this Agreement (the “Surviving Obligations”).

4.
CONDITIONS TO CLOSING

4.1Seller’s Obligations.  Seller shall deliver to Purchaser, at Seller’s expense, (a) within three (3) business days after the Effective Date, true, correct, complete and legible copies of those items listed on Schedule A attached hereto and incorporated herein  to the extent Seller is in possession or control of the same (the “Due Diligence Items”); provided, however, that Seller may make available for Purchaser’s review at the management office of the Property, the following: (i) as-built plans and specifications of the Improvements, (ii) work order files, and (iii) residential tenant lease files.  In addition to the Due Diligence Items, Seller may, as an accommodation to Purchaser, make available or deliver to Purchaser copies of, various reports and other information (the Due Diligence Items provided to Purchaser by Seller and such other information and materials as may hereafter be provided by Seller to Purchaser with regard to the Property is collectively herein called the “Information”).  Purchaser agrees that Seller is providing the Information as an accommodation to Purchaser and that except for the Excepted Matters (hereinafter defined) in no way does Seller represent or warrant the accuracy or completeness of the Information or the opinions or conclusions expressed therein.  Purchaser agrees that except for the Excepted Matters, to the extent Purchaser elects to rely thereon in any manner or to any extent, Purchaser does so at Purchaser’s sole risk, and that in no event shall Seller have any liability to Purchaser in any way related to the Information, except in the case of Seller’s bad faith, gross negligence or fraud in the provision of such Information.  The provisions of this paragraph shall expressly survive Closing.

4.1.1

Approval Period.  During the period commencing on the Effective Date and expiring at 5:00 p.m. Central Time on June 11, 2018 (the “Approval Period”), the following matters shall be conditions precedent to Purchaser’s obligations under this Agreement:

(a)Purchaser’s being satisfied in Purchaser’s sole discretion that the Property is suitable for Purchaser’s intended uses; and

(b)Purchaser’s being satisfied, in Purchaser’s sole discretion, with the Due Diligence Items.

Purchaser may (but shall not be obligated to) terminate this Agreement by written notice thereof to Seller at any time prior to the expiration of the Approval Period, if, in Purchaser's sole and absolute discretion, Purchaser decides for any reason or no reason not to consummate the purchase of the Property contemplated hereby.  In such event, this Agreement will be deemed to have terminated as of the date of such notice and, in such event, neither party shall have any further obligation hereunder except for the Surviving Obligations.  If, in Purchaser’s sole and absolute discretion, Purchaser determines that

Purchaser does not desire to consummate the purchase of the Property contemplated hereby, then Purchaser will give written notice thereof (the “Termination Notice”) to Seller, prior to the expiration of the Approval Period.  In the event that Purchaser fails to timely give Seller the Termination Notice, Purchaser will be deemed to have waived the conditions precedent set forth in this Section 4.1.1, and the parties will proceed to Closing, subject to all other terms of this Agreement.  If Purchaser provides Seller with the Termination Notice prior to the expiration of the Approval Period, then this Agreement will terminate as of the date Seller receives the Termination Notice and, in such event, neither party shall have any further obligation hereunder except for the Surviving Obligations.  In the event of such termination of the Agreement, immediately following written request from Purchaser to the Title Company, without the consent or joinder of Seller being required and notwithstanding any contrary instructions which may be given by Seller, then Title Company shall return the Earnest Money to Purchaser.  If this Agreement terminates for any reason, then Purchaser shall (i) return to Seller or destroy all documents that have been provided to Purchaser by Seller relating to the Property, except for electronic copies or emailed copies which shall be retained by Purchaser in accordance with Purchaser’s corporate document retention policies and maintained in a confidential manner in accordance with the confidentiality obligations under this Agreement, and (ii) upon execution of a non-reliance letter reasonably acceptable to Purchaser and Seller, deliver to Seller copies of all third-party Property inspection reports, assessments or studies (excluding Purchaser proprietary materials, attorney-client work product or other privileged materials) that have been prepared for Purchaser in connection with Purchaser’s review of the Property without representation or warranty by Purchaser.  This provision shall survive the termination of this Agreement.

4.1.2Title Commitment and Survey.  Seller shall convey good and indefeasible title to the Property to Purchaser at Closing, subject only to the “Permitted Encumbrances” (as defined below).  Within five (5) days following the Effective Date, Seller shall obtain, at its sole cost and expense, and deliver to Purchaser, a commitment from Corridor Title, Attention: Patrick Rose, 171 Benney Lane, Building I, Dripping Springs, Texas 78620 (“Corridor”) for the issuance of a Texas Owner’s Policy of Title Insurance from First American Title Insurance Company (the “Title Commitment”) insuring good and indefeasible fee simple title to the Property, together with legible copies (or as legible as the Title Company is able to deliver) of all exceptions listed therein. The Title Company and Corridor shall equally share the fees associated with the transaction.  Purchaser shall five (5) days following its receipt of the Title Commitment, copies of all exceptions listed therein and the “Survey”, whichever is received last (as defined below) to deliver to Seller written notice of Purchaser’s objections to title (the “Title Objection Letter”).  Seller shall have the right, but not the obligation, to cure Purchaser’s objections to title.  Seller shall notify Purchaser in writing within five (5) days following Seller’s receipt of the Title Objection Letter concerning which title objections, if any, Seller has agreed to cure.  In the event that Seller does not undertake to cure all of the objections in the Title Objection Letter to Purchaser’s sole satisfaction (or does not timely respond to the Title Objection Letter), then Purchaser shall elect by written notice to Seller given within five (5) days after receipt of Seller’s response to the Title Objection Letter (or five (5) days following the expiration of the period within which Seller was to so respond) to either (i) waive any such title objection in writing and proceed to Closing (in which event such waived title objection shall be deemed to be a “Permitted Encumbrance”, as defined below), or (ii) terminate this Agreement and receive an immediate refund of the Earnest Money, without the consent or joinder of Seller being required and notwithstanding any contrary instructions which may be given by Seller.  Failure by Purchaser to make such election timely shall constitute an election by Purchaser under clause (i) of the preceding sentence; provided, however, that Purchaser’s delivery of the Termination Notice shall nevertheless result in the termination of this Agreement as provided in Section 4.1.1.  All exceptions set forth in the Title Commitment which are not objected to by Purchaser (including matters initially objected to by Purchaser which objections are subsequently waived in writing or deemed waived as provided above) are herein collectively called the “Permitted Encumbrances”. Notwithstanding the foregoing, in no event shall Purchaser be obligated to object to (i) deeds of trust, mortgages or security interests that were created by, through or under Seller, (ii) any mechanic’s liens, judgment liens, tax liens, or any other matter listed on

“Schedule C” of the Title Commitment created by, through or under Seller (the “Seller Removal Items”), and Seller shall remove the Seller Removal Items or otherwise cause the Title Company to remove such liens from the Title Policy (hereinafter defined) to be delivered to Purchaser at Closing.

If any supplemental title report or update issued subsequent to the date of the Title Commitment or update to the Survey contains exceptions (“New Exceptions”) other than those in the original Title Commitment or Survey, Purchaser will be entitled to object to the New Exceptions by delivery of a notice of objections to Seller on or before the date that is five (5) days following Purchaser’s receipt of such supplement or update (provided, however, Seller shall, without any need for objection by Purchaser, remove the Seller Removal Items).  If Purchaser fails to deliver to Seller a notice of objections on or before such date, Purchaser will be deemed to have waived any objection to the New Exceptions, and the New Exceptions will be included as Permitted Encumbrances (except for the Seller Removal Items).  Seller will have five (5) days from the receipt of Purchaser’s notice (and the Closing Date shall be extended to provide for such five (5) day period and for five (5) days following such period for Purchaser’s response), within which time Seller may, but is under no obligation to remove the objectionable New Exceptions.  If, within the five (5) day period, Seller or the Title Company does not (or does not agree to) remove the objectionable New Exceptions, then Purchaser may terminate this Agreement upon written notice to Seller no later than five (5) days following expiration of the five (5) day cure period.  If Purchaser terminates this Agreement, the Earnest Money will be promptly returned to Purchaser, and the parties shall be released from all further obligations under this Agreement (except for the Surviving Obligations).  If Purchaser fails to terminate this Agreement in the manner set forth above, the New Exceptions (except for the Seller Removal Items and those Seller and/or Title Company has removed or agreed to remove) will be included as Permitted Encumbrances.

If the Property is subject to a declaration of covenants, conditions and restrictions or similar instrument (“CCRs”) governing or affecting the use, operation, maintenance, management or improvement of the Property, Seller shall use commercially reasonable efforts to deliver to Purchaser on or before Closing an estoppel certificate, in form and substance reasonably satisfactory to Purchaser, from the declarant, association, committee, agent or other person or entity having governing or approval rights under the CCRs (a “Declaration Estoppel Certificate”), provided however, Seller’s failure to deliver to Purchaser the Declaration Estoppel Certificate shall not be a Seller default or a condition to Purchaser’s obligation to close the transactions contemplated by this Agreement.

4.1.3

Survey.  Within five (5) days from the Effective Date, Seller, at its sole cost and expense, shall provide Purchaser with a current 2018 as-built ALTA/NSPS survey of the Property with a survey certification in the form set forth on Schedule 4.1.3 attached hereto (the “Survey”).

4.2

Inspection.  During the Approval Period, at any time and from time to time during normal business hours (and thereafter through the Closing Date), Purchaser may, subject to the rights of tenants under the Leases, inspect, test, and survey: (a) the Property and any and all portions thereof, including physical and mechanical inspections, (b) operating and financial statements and related information as referenced in Schedule A, hereto, (c) a zoning and code compliance report involving routine inquiries of governmental officials in order to obtain the information to prepare the reports and (d) originals of all Leases and Contracts.  Notwithstanding the foregoing, Purchaser must obtain Seller’s prior written approval of the scope and method of any physically invasive or environmental testing or investigation (other than a Phase I environmental site assessment, which shall require no consent or approval of any kind), prior to Purchaser’s commencement of such inspections or testing. Further notwithstanding the foregoing, to the extent that any environmental report prepared by a qualified, reputable and experienced environmental consultant delivered to Purchaser as a Due Diligence Item reasonably concludes that a Phase II examination of the Property be undertaken due to a recognized environmental condition affecting the Property, Seller shall not unreasonably withhold consent to such additional testing or investigation by Purchaser (but, for the avoidance of doubt, Seller may impose conditions and limitations with respect to such testing), provided the same does not interfere with the use and occupancy of the Property by tenants.  Seller shall cooperate in good faith with Purchaser, Purchaser’s agents and independent contractors, at no out-of-pocket expense to Seller, in connection with all such inspections, tests and surveys, including attempting to obtain all necessary tenant consents and/or providing adequate notice to tenants regarding Purchaser’s entry into leased areas on the Property, and making available during normal business hours all relevant personnel to answer any questions which Purchaser may reasonably ask regarding the Property (Purchaser expressly agrees that no such personnel are authorized to make any representations or agreements for or on behalf of Seller, and Purchaser agrees that it shall not rely upon [and may not rely on] any statements made by, or documents or instruments provided by, any such personnel).  Purchaser, at Purchaser’s sole expense, shall repair any and all damage resulting from any of the tests, studies, inspections and investigations performed by or on behalf of Purchaser pursuant to this Section 4.2, except for the Excluded Matters (hereinafter defined).  WHETHER OR NOT THE TRANSACTION DESCRIBED IN THIS AGREEMENT SHALL CLOSE, PURCHASER SHALL INDEMNIFY, DEFEND AND HOLD SELLER (ITS AFFILIATES, DIRECT AND INDIRECT PARTNERS AND THEIR RESPECTIVE OFFICERS, DIRECTORS AND EMPLOYEES) AND SELLER’S LENDER, AND PROPERTY MANAGER (COLLECTIVELY, THE “SELLER INDEMNITEES”) HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS, ACTUAL DAMAGES, LIABILITY, LOSS, COSTS, REASONABLE ATTORNEYS’ FEES AND EXPENSES RELATED TO OR ARISING FROM PERSONAL INJURY OR PROPERTY DAMAGE RELATED TO OR ARISING OUT OF SUCH INSPECTIONS, TESTS AND/OR ENTRY BY PURCHASER (ITS AGENTS, CONTRACTORS OR EMPLOYEES), AND ANY MECHANICS LIENS ATTRIBUTABLE THERETO, PROVIDED, HOWEVER, THE INDEMNITY SHALL NOT EXTEND TO CLAIMS OR LIABILITIES OR DIMINUTION IN VALUE ARISING OUT OF THE DISCOVERY OF ANY EXISTING PROPERTY CONDITION OR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER OR ITS AGENTS (COLLECTIVELY, THE “EXCLUDED MATTERS”). The Purchaser’s indemnification and repair obligations set forth in this Section 4.2 shall survive the Closing or any termination or cancellation of this Agreement notwithstanding any contrary provision hereof for a period of one (1) year, and Purchaser’s indemnification obligations (and each of the Seller Indemnitees right to enforce the same) shall, notwithstanding any contrary provision hereof, in no way be limited by the limitations on Seller’s remedies set forth in Section 8.2 hereof, each of the Seller Indemnitees to have all rights and remedies in the enforcement of Purchaser’s indemnification and other obligations under this Section 4.2 with regard to restoration of the Property.

Before entering the Property, Purchaser shall deliver to Seller a reasonably satisfactory certificate of insurance evidencing that Purchaser has commercial general liability insurance  in the amount of at least One Million Dollars ($1,000,000) per occurrence, bodily injury and property damage liability, with a general aggregate limit per occurrence of at least Two Million Dollars ($2,000,000).  Such policy shall be written on an occurrence basis, issued by an insurance company authorized to do business in the state of Texas and shall contain a waiver of subrogation clause in favor of Seller.  Such insurance policies must be primary with respect to any liability insurance carried by Seller.

Seller, at Seller’s expense, will terminate on or before Closing the following Service Contracts: Yelp, Zillow, Apartment Lines, A/V Calibrations, Benchmark and Capital Waste, and Purchaser shall have no obligation to assume such Service Contracts at Closing.  Purchaser will assume upon Closing the remaining Service Contracts listed on Exhibit “E” attached hereto.  Seller shall terminate, at its sole cost and expense, effective as of the Closing, and Purchaser shall not assume, any existing property management or leasing agreement related to the Property.

4.3	Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that (a) Purchaser has the full right, power and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement and to perform all duties and obligations imposed on Purchaser under this Agreement, and (b) neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Purchaser is a party or by which Purchaser or any of Purchaser’s assets is bound.  Purchaser’s representations and warranties set forth in this Section 4.3 shall survive the Closing or termination of this Agreement for a period of six (6) months.

4.4	Seller’s Representations and Warranties.
(a)	Seller represents and warrants to Purchaser as follows (collectively, the “Seller’s Express Representations”):
(i)

Seller has the full right, power, and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement, and to perform all duties and obligations imposed on Seller under this Agreement,

(ii)

neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Seller is a party or by which Seller or any of Seller’s assets is bound,

(iii)

except as described on Exhibit “K” attached hereto, (A) there is no existing or to Seller’s knowledge, threatened litigation (1) affecting Seller that would be binding upon the Property or Purchaser following Closing, (2) affecting the Property (and Seller has received no written notice and has no knowledge of any potential claims affecting Seller or the Property) that would be binding upon the Property or Purchaser following Closing, or (3) that is reasonably likely to expose either Purchaser or the Property to any potential liability, or (B) Seller has made no assignment for the benefit of creditors, and no insolvency, bankruptcy, reorganization or other similar proceedings against Seller are pending or, to Seller’s knowledge, threatened,

(iv)

Seller has no knowledge of, and has not received written notice from any governmental authority regarding, any change to the zoning classification, any condemnation proceedings or proceedings to widen or realign any street or highway adjacent to the Property or that otherwise affects the Land or the Improvements,

(v)

the list of the contracts attached hereto as Exhibit “E” (the “Service Contracts”) is a true, correct and complete list of all Service Contracts affecting the Property as of the Effective Date, and as of the Effective Date there are no other service contracts, equipment leases, maintenance or similar agreements affecting the Property except as listed thereon. To Seller’s actual knowledge, the documents constituting the Service Contracts that are delivered to Purchaser by Seller are true, correct and complete copies thereof.  To Seller’s actual knowledge, no default or breach exists on the part of Seller or any other party to the Service Contracts,

(vi)	Intentionally Omitted,
(vii)	Seller is not a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended,

(viii)

except for (A) those tenants in possession of the Property under written residential leases for space in the Property, as shown on the rent roll attached hereto as Exhibit “F” (as the same may be updated and recertified by Seller from time to time, the “Rent Roll”), and (B) the Permitted Encumbrances, there are no parties in possession of, or claiming any possession to, any portion of the Property. To Seller’s actual knowledge, no default or breach exists on the part of Seller or any other party to the Leases,

(ix)

to Seller’s knowledge, at Closing there will be no unpaid bills or claims in connection with any construction or repair of the Property by or on behalf of Seller that could result in the filing of a lien against the Property,

(x)

the Rent Roll (which is effective as of the date indicated thereon), and as the same shall be updated and recertified at Closing by Seller, to the best of its knowledge, is and shall be true, correct and complete in all material respects and no concessions, discounts, or other periods of free or discounted rent have been given other than those reflected on such Rent Roll,

(xi)

the operating statements delivered by Seller to Purchaser as part of the Due Diligence Items are (and each update thereof delivered by Seller to Purchaser while this Agreement remains in effect shall be) those prepared by or on behalf of Seller in the ordinary course of business and are used and relied upon by Seller in the ownership and operation of the Property and, to Seller’s knowledge, the same are true, correct and complete in all material respects,

(xii)

Seller has not received any written notice or request from any insurance company or board of fire underwriters (or any organization exercising functions similar thereto) requesting the performance of any work or alterations with respect to the Property, except those as to which Seller has completed remedial action which has been formally accepted as sufficient by such authority or insurer,

(xiii)

To Seller’s actual knowledge, Exhibit “H” contains a true, correct and complete list of all outstanding leasing commissions or locater’s fees, tenant improvement costs, tenant allowances and other leasing costs and free rent under the Leases (“Leasing Costs”),

(xiv)

Seller has not received any written notices of violations or alleged violations of any building code or other law or regulation, including without limitation, any environmental laws (with respect to the Property which have not been corrected to the satisfaction of the issuer of the notice).  Seller has not received any written notices of violations or alleged violations of any covenants or restrictions encumbering the Property,

(xv)

Seller (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf, or at any replacement website or other replacement official publication of such list and (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(xvi)

Seller (i) is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), which is subject to Section 4975 of the Code; and (ii) the assets of Seller do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code; and (iii) (a) Seller either is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Seller do not constitute plan assets of one or more such plans; or (b) transactions by or with Seller are not in violation of state statutes applicable to Seller regulating investments of and fiduciary obligations with respect to governmental plans.

(xvii)	Seller has no employees to whom by virtue of such employment by Seller Purchaser will have any obligation to after the Closing.

(b)The Seller’s Express Representations shall survive Closing for a period of six (6) months following the Closing Date; and unless Purchaser has provided Seller, within such six (6) month period, written notice of a breach by Seller of Seller’s Express Representations (which notice, to be effective for purposes hereof, must describe in reasonable detail the representation breached and the factual basis for such claim by Purchaser), then Purchaser shall be deemed to have waived all claims for breaches of Seller’s Express Representations except such claims as are contained in said written notice.  Notwithstanding anything in this Agreement to the contrary, if Seller becomes aware between the Effective Date and the Closing that any of the Seller’s representations or warranties in this Agreement are inaccurate or misleading in any material respect, Seller shall promptly notify Purchaser in writing of same before Closing (“Updated Representation”), whereupon Purchaser shall as its sole and exclusive alternative remedies have the right to either (i) terminate this Agreement within ten (10) days of receipt of notice of such Seller notice (and Closing shall be extended in order to provide Purchaser such ten (10) day period) by giving written notice of termination to Seller within said period, whereupon the Earnest Money shall be promptly returned to Purchaser and the parties shall have no further obligations hereunder other than the Surviving Obligations, provided however, if the Updated Representation is caused by an intentional breach by Seller of Seller’s Express Representations under this Agreement, Purchaser shall have the rights set forth in Section 8.1, (ii) waive any claim or cause of action relating to such Updated Representation and proceed to Closing, in which event Seller’s Express Representations shall be deemed to have been modified to reflect the Updated Representation or (iii) extend the Closing for a period of time not to exceed five (5) business days in order that Seller may attempt to cure the Updated Representation, and if Seller is unable to cure the Updated Representation within such five (5) business day period, Purchaser shall have the rights set forth in (i) above.  Purchaser shall not have the right to make a claim under any particular representation or warranty of Seller to the extent that, prior to Closing, Purchaser receives written notice that the representation or warranty is not accurate and Purchaser elects to proceed to close.

(c)For purposes of this Agreement, the phrase “Seller’s knowledge,” “known to Seller” or any similar phrase means the current, actual knowledge of Darren B. Casey, without independent inquiry and without any implied duty to inquire, and does not include knowledge imputed to Seller from any other person.  Notwithstanding the foregoing, Seller hereby represents and warrants to Purchaser that as of the Effective Date Darren B. Casey are the people within Seller’s organization that are most familiar with and knowledgeable concerning the development, construction and day to day operation of the Property, as applicable.  Purchaser waives any right to sue or to seek any personal judgment or claim against Darren B. Casey, except with respect to a lawsuit, personal judgment or claim against Darren B. Casey under the Guaranty (hereinafter defined) if Closing occurs under this Agreement (and the provisions of this sentence shall expressly inure to the benefit of and be enforceable by Darren B. Casey and may not be amended or modified without the express prior written consent of Darren B. Casey).

(d)Notwithstanding anything to the contrary contained in this Agreement, if Purchaser discovers after Closing that Seller has breached any of Seller’s Express Representations and Purchaser has provided timely notice thereof pursuant to Section 4.4(b), then Purchaser shall be entitled to bring an action for damages against Seller, provided that (a) the aggregate liability of Seller for all damages of any kind related to this Agreement or this transaction shall be limited to Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Cap”), and (b) Seller shall be liable only for actual damages for any breach or default by Seller under this Section 4.4, and Purchaser waives the right to collect special, consequential, punitive, or any other damages other than actual damages in connection with this Section 4.4.  The Cap shall not be applicable to any credits and prorations under Section 6.3, Seller’s indemnity under Section 9.2 or Seller’s fraud.  The provisions of this Section 4.4(d) shall expressly survive Closing for the later to occur of six (6) months following the Closing Date (“Survival Period”) or (ii) until any claim brought by Purchaser against Seller prior to the expiration of the Survival Period in accordance with this Agreement has been finally resolved by a court of competent jurisdiction (with all applicable appeal periods having expired without an appeal having been taken) or by written agreement of Seller and Purchaser.

(e)PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER IS EXPERIENCED IN THE OWNERSHIP AND OPERATION OF PROPERTIES SIMILAR TO THE PROPERTY AND THAT PURCHASER PRIOR TO THE CLOSING DATE WILL HAVE INSPECTED THE PROPERTY TO ITS SATISFACTION. PURCHASER ACKNOWLEDGES THAT IT IS FULLY RELYING ON PURCHASER’S (OR PURCHASER’S REPRESENTATIVES’) INSPECTIONS OF THE PROPERTY AND, EXCEPT FOR THE EXCEPTED MATTERS, NOT UPON ANY STATEMENTS (ORAL OR WRITTEN)WHICH MAY HAVE BEEN MADE OR MAY BE MADE (OR PURPORTEDLY MADE) BY SELLER OR ANY OF ITS REPRESENTATIVES.  EXCEPT FOR THE EXCEPTED MATTERS, PURCHASER ACKNOWLEDGES THAT PURCHASER HAS (OR PURCHASER’S REPRESENTATIVES HAVE), OR PRIOR TO THE CLOSING DATE WILL HAVE, INSPECTED AND EXAMINED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY PURCHASER IN ORDER TO ENABLE PURCHASER TO EVALUATE THE CONDITION OF THE PROPERTY AND ALL OTHER ASPECTS OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION OF THE PROPERTY), AND EXCEPT FOR THE EXCEPTED MATTERS, PURCHASER ACKNOWLEDGES THAT PURCHASER IS RELYING UPON ITS OWN (OR ITS REPRESENTATIVES’) INSPECTION, EXAMINATION AND EVALUATION OF THE PROPERTY.  AS A MATERIAL PART OF THE CONSIDERATION FOR THIS CONTRACT AND THE PURCHASE, EXCEPT FOR THE EXCEPTED MATTERS, PURCHASER HEREBY AGREES TO ACCEPT THE PROPERTY ON THE CLOSING DATE IN ITS “AS IS”, “WHERE IS” CONDITION, WITH ALL FAULTS, AND WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW.  WITHOUT IN ANY WAY

LIMITING THE GENERALITY OF THE FOREGOING, IN CONNECTION WITH THE SALE OF THE PROPERTY TO PURCHASER, EXCEPT FOR THE EXCEPTED MATTERS, THE SALE OF THE PROPERTY IS WITHOUT ANY WARRANTY, REPRESENTATION OR GUARANTY, PURCHASER STIPULATES AND AGREES THAT NEITHER SELLER NOR ANY OF SELLER’S PARTNERS, OFFICERS, AGENTS, DIRECTORS, EMPLOYEES, ATTORNEYS, CONTRACTORS OR AFFILIATES (COLLECTIVELY, “SELLER’S RELATED PARTIES”) HAS MADE ANY, AND THAT THE SELLER AND SELLER RELATED PARTIES EXPRESSLY AND SPECIFICALLY DISCLAIM, AND PURCHASER ACCEPTS THAT SELLER AND SELLER’S RELATED PARTIES HAVE DISCLAIMED, ANY AND ALL GUARANTIES, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW (EXCEPT FOR THE EXCEPTED MATTERS), OF OR RELATING TO THE PROPERTY, INCLUDING WITHOUT LIMITATION, OF OR RELATING TO ANY OF THE FOLLOWING, AND THAT EXCEPT FOR THE EXCEPTED MATTERS, PURCHASER HEREBY IRREVOCABLY WAIVES ALL CLAIMS AGAINST SELLER AND EACH OF THE SELLER’S RELATED PARTIES ARISING FROM OR ATTRIBUTABLE IN ANY WAY TO ANY OF THE FOLLOWING: (I) THE USE, INCOME POTENTIAL, EXPENSES, OPERATION, CHARACTERISTICS OR CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, WARRANTIES OF SUITABILITY, HABITABILITY, MERCHANTABILITY, DESIGN OR FITNESS FOR ANY SPECIFIC PURPOSE OR A PARTICULAR PURPOSE, OR GOOD AND WORKMANLIKE CONSTRUCTION; (II) THE NATURE, MANNER, CONSTRUCTION, CONDITION, STATE OF REPAIR OR LACK OF REPAIR OF ANY IMPROVEMENTS LOCATED ON THE PROPERTY, ON THE SURFACE OR SUBSURFACE THEREOF, WHETHER OR NOT OBVIOUS, VISIBLE OR APPARENT; (III) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE PROPERTY; (IV) THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND THE PRESENCE OR ABSENCE OF OR CONTAMINATION BY HAZARDOUS MATERIALS, MOLD, FUNGUS, MILDEW (OR OTHER SIMILAR ORGANISMS OR MATERIAL), LEAD PAINT, OR THE COMPLIANCE OF THE PROPERTY WITH ALL REGULATIONS OR LAWS PERTAINING TO HEALTH OR THE ENVIRONMENT, INCLUDING BUT NOT LIMITED TO, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE RESOURCE CONSERVATION AND RECOVERY ACT, AND ANY OTHER FEDERAL, STATE OR LOCAL LAW RELATING TO THE ENVIRONMENT, EACH AS MAY BE AMENDED FROM TIME TO TIME, AND INCLUDING ANY AND ALL REGULATIONS, RULES OR POLICIES PROMULGATED THEREUNDER (“ENVIRONMENTAL LAWS”); (V) THE QUALITY OF THE LABOR AND MATERIALS INCLUDED IN THE PROPERTY; (VI) THE COMPLIANCE OF THE PROPERTY WITH, OR THE APPLICABILITY TO THE PROPERTY OF, LAWS, RULES, REGULATIONS, CODES OR ORDINANCES; AND (VII) THE SOIL

CONDITIONS, DRAINAGE, FLOODING CHARACTERISTICS, UTILITIES OR OTHER CONDITIONS EXISTING IN, ON, OR UNDER THE PROPERTY.  EXCEPT FOR THE EXCEPTED MATTERS, PURCHASER HEREBY EXPRESSLY AGREES TO ACCEPT THE PROPERTY SUBJECT TO ALL RISKS, LIABILITIES, CLAIMS, DAMAGES AND COSTS ARISING AFTER THE CLOSING DATE, INCLUDING ANY LIABILITY WITH RESPECT TO ENVIRONMENTAL LAWS (AND AGREES THAT SELLER SHALL NOT BE LIABLE FOR ANY ACTUAL, SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHER DAMAGES) RESULTING OR ARISING FROM OR RELATED TO THE CONDITION OF THE PROPERTY.  EXCEPT FOR THE EXCEPTED MATTERS, PURCHASER EXPRESSLY WAIVES (TO THE EXTENT ALLOWED BY APPLICABLE LAW) ANY CLAIMS UNDER FEDERAL, STATE OR OTHER LAW (INCLUDING, BUT NOT LIMITED TO COMMON LAW, WHETHER SOUNDING IN CONTRACT OR TORT, AND ANY AND ALL ENVIRONMENTAL LAWS) THAT PURCHASER MIGHT OTHERWISE HAVE AGAINST SELLER OR BROKER RELATING TO THE USE, CHARACTERISTICS OR CONDITION OF THE PROPERTY OR ANY OF THE OTHER MATTERS DESCRIBED IN THIS PARAGRAPH.  PURCHASER SPECIFICALLY, AND WITHOUT LIMITING THE FOREGOING, ACKNOWLEDGES THAT EXCEPT FOR THE EXCEPTED MATTERS, PURCHASER SHALL MAKE ITS OWN INDEPENDENT ANALYSIS OF, AND IS IN NO WAY RELYING UPON ANY OF THE SELLER PARTIES WITH RESPECT TO, ANY COMPLIANCE OF THE PROPERTY WITH ANY APPLICABLE FEDERAL, STATE OR LOCAL LAWS, RULES, REGULATIONS OR ORDINANCES, INCLUDING WITHOUT LIMITATION the Americans with Disabilities Act of 1990, the Fair Housing Accessibility Guidelines issued in connection with the Fair Housing Amendments Act of 1988 or similar FEDERAL, state or local laws, as any of those laws may be amended from time to time and any regulations, orders, rules of procedure or guidelines promulgated in connection with such laws, regardless of whether they were in existence on the date of this Agreement.  EXCEPT FOR THE EXCEPTED MATTERS, PURCHASER SPECIFICALLY ACKNOWLEDGES THAT THE PROPERTY MAY BE LOCATED IN AN AREA, OR MAY BE IN A CONDITION, WHERE DAMPNESS, WATER PENETRATION OR WEATHER CONDITIONS PROMOTE OR HAVE RESULTED IN GROWTH OF MOLD, MILDEW, FUNGUS OR OTHER ORGANISMS AFFECTING THE IMPROVEMENTS AND WHICH MAY BE HARMFUL TO HUMAN HEALTH OR AFFECT THE VALUE OF THE PROPERTY.  THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING.

Notwithstanding any provision of this Section 4.4(e) or this Agreement to the contrary, the provisions of this Section 4.4(e) shall not release Seller from liability for (i) a breach of Seller’s Express Representations, (ii) any breach of this Agreement or any of the closing documents executed by Seller pursuant to this Agreement, (iii) any third party tort claim for personal injury or property damage arising prior to the Closing Date (not caused by Purchaser or its representatives), or (iv) Seller’s fraud (the “Excepted Matters”).  The provisions of this paragraph shall survive the Closing.

4.5

Conditions Precedent to Closing.  It shall be a condition precedent to Purchaser's obligations to consummate this transaction that (a) all of Seller’s Express Representations are true and correct in all respects as of the Closing Date, and (b) all covenants to be performed by Seller at Closing are complied with.  If the condition set forth in subclause (a) of this paragraph fails, then Purchaser shall have the rights and remedies afforded to it in Section 4.4(b) above. If the condition described in subclause (b) of this paragraph fails Purchaser shall have the rights afforded to it in Section 8 below.  As a condition precedent benefiting Purchaser only, upon the sole condition of payment of the premium, at Closing, the Title Company shall irrevocably commit to issue to Purchaser a Texas standard form owner’s policy of title insurance, dated as of the date and time of the recording of the Deed (hereinafter defined), in the amount of the Purchase Price, insuring Purchaser as owner of good and indefeasible fee simple title to the Property, free and clear of liens, subject only to the Permitted Encumbrances, and containing the endorsements (at Purchaser’s sole cost and expense) that the Title Company agreed to issue during the Approval Period (the “Title Policy”); and if such condition is not satisfied, Purchaser shall have the right to terminate this Agreement and receive a return of the Deposit.

5.

COVENANTS OF SELLER

5.1Insurance.  From the Effective Date through and including the Closing Date, Seller agrees to keep the Property insured in a manner reasonably consistent with its current policies against fire and other hazards covered by extended coverage endorsement and commercial general liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property, and to pay all premiums for such insurance prior to the applicable due dates.

5.2Operation of Property.  From the Effective Date through and including the Closing Date, Seller agrees to operate and maintain the Property in the normal course of business substantially in accordance with practices employed with respect to the Property as of the Effective Date, normal wear and tear excepted.

5.3Third-Party Contracts. From the Effective Date through and including the Closing Date, Seller will not enter into new service contracts or amend or terminate existing Service Contracts, or enter into new construction contracts without the prior written consent of Purchaser.

5.4Leasing of Property.  From the Effective Date through and including the Closing Date, Seller will not enter into any new lease other than new leases for residential apartment units entered into in the ordinary course of business on the current form of lease agreement being used by Seller for leasing for the Property on the Effective Date, for terms of nine (9) to fourteen (14) months at market rents, without rights of first refusal or options to purchase the Property.  Seller shall provide Purchaser with copies of any new Leases.  From the Effective Date through and including the Closing Date, Seller will not terminate any existing lease for residential apartment units, except for terminations of residential leases in the ordinary course of business.

5.5Obligation to Provide Notices.  Seller agrees to promptly provide Purchaser with copies of any and all written notices which Seller receives from and after the Effective Date concerning (i) any proposed or threatened condemnation of the Property, (ii) any alleged violations of the Property with respect to applicable governmental laws or requirements, (iii) any litigation filed or threatened against Seller or the Property, or (iv) any facts or circumstances arise which are reasonably likely to preclude

Seller from delivering the Reaffirmation Certificate required by Section 4.4 stating that Seller’s Express Representations are true and correct in all material respects as of the Closing Date.

5.6Exclusivity.  From the Effective Date through and including the Closing Date, Seller will not discuss or negotiate with any third party the sale or other disposition of any of the Property, or enter into any contract (whether binding or not) regarding any sale or other disposition of the Property.

5.6Tax Protest.  Purchaser hereby acknowledges that as of the date hereof Seller’s affiliate Baxter Southwest (“Baxter”) has engaged SWBC Ad Valorem Tax Advisors, LLC (DBA Polunsky Ad Valorem Tax Advisors) (“Tax Advisor) to contest the ad valorem tax valuation for the year 2018 (the “Tax Contest”) under that certain Agreement For Property Tax Services between Baxter and Tax Advisor (the “Existing Tax Consulting Agreement”).  The Existing Tax Consulting Agreement covers properties other than the Property, and prior to Closing, Seller shall cause the Property to be excluded from the Existing Tax Consulting Agreement and shall enter into a new tax consulting agreement with Tax Advisor relating only to the Property on the same terms and conditions as the Existing Tax Consulting Agreement (the “New Tax Consulting Agreement”) and provide a copy thereof to Purchaser.  The New The Tax Consulting Agreement shall be assigned to and assumed by Purchaser at Closing; and Purchaser shall continue to prosecute the Tax Contest after Closing; provided however, Purchaser shall not settle the Tax Contest with respect to any period prior to the Closing Date without Seller’s prior written consent, which consent shall not be unreasonably withheld.  Following the resolution of the Tax Contest, any refunds or savings in the payment of taxes resulting from such Tax Contest applicable to taxes payable during the period prior to the Closing Date shall belong to and be the property of Seller, and any refunds or savings in the payment of taxes applicable to taxes payable from and after the Closing Date shall belong to and be the property of Purchaser.  All fees and other expenses incurred in obtaining such refunds or savings under the New Tax Consulting Agreement shall be apportioned between Seller and Purchaser in proportion to the gross amount of such refunds or savings payable to Seller and Purchaser, respectively.  The provisions of this Section 5.6 shall survive the Closing.

6.
CLOSING

6.1

Closing.  Assuming this Agreement has not otherwise been terminated in accordance with the express provisions of this Agreement, the closing of this Agreement (the “Closing”) shall be held at the offices of the Title Company, located at the address set forth in Section 9.1 hereof on June 15, 2018 (the “Closing Date”).  Seller and Purchaser agree that the Closing shall be consummated through an escrow closing with the Title Company acting as escrow agent.

6.2	Possession. Possession of the Property shall be delivered by Seller to Purchaser at the Closing, subject only to tenants in possession under the Leases and the Permitted Encumbrances.
6.3

Proration.  For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire day upon which the Closing occurs.  All such prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed as of the Closing Date.  The amount of such prorations shall be adjusted in cash after Closing, as and when complete and accurate information becomes available.  Seller and Purchaser agree to cooperate and use their commercially reasonable efforts to make such adjustments no later than thirty (30) days after the Closing, or as soon as is reasonably practicable if and to the extent that the required final proration information is not available within such thirty (30) day period.  Items of income and expense for the period prior to the Closing Date will be for the account of Seller and items of income and expense for the period on and after the Closing Date will be for the account of Purchaser.  Bills received after Closing that relate to expenses incurred, services performed or other amounts allocable to the period prior to the Closing Date shall be paid by Seller and bills received after Closing that relate to expenses incurred, services performed or other amounts allocable to the period on or after the Closing Date shall be paid by Purchaser.  The obligations of the parties pursuant to this Section 6.3 shall survive the Closing.

Purchaser acknowledges that as of the date hereof Seller has deposited the sum of Fifty Thousand and No/100 Dollars ($50,000.00) (the “Development Deposit”) as a required construction deposit with the Steiner Ranch Architectural Review Committee in connection with Seller’s development of the Property.  Purchaser hereby agrees that such deposit shall be the sole property of Seller and shall not be subject to proration at Closing.  If such deposit is not reimbursed to Seller prior to Closing, then Seller shall be remain entitled to receive such deposit reimbursement, and if such deposit reimbursement is delivered to Purchaser following Closing, then Purchaser shall promptly return the same to Seller.  Seller represents and warrants to Purchaser that Purchaser is not obligated to replace the Deposit if refunded to Seller.  This provision shall survive the Closing of this transaction.

(a)

If the Closing shall occur before rents and all other amounts payable by the tenants under the Leases and all other income from the Property have been paid for the month in which the Closing occurs, the apportionment of such rents and other amounts and other income shall be upon the basis of such rents, other amounts and other income received by Seller as of the Closing Date. Subsequent to the Closing, if any such rents and other income are received by Purchaser, all such amounts shall first be applied on a prorated basis between Seller and Purchaser to current rents and other sums due for the month of Closing, next to rents and other sums due to Purchaser for the month following Closing, and the balance shall be paid by Purchaser to Seller within thirty (30) days following Purchaser’s receipt thereof, to the extent, and only to the extent of any rent or other sums owed to Seller for the periods prior to Closing.  If, subsequent to the Closing, any rents or other income relating to the Property are received by Seller, Seller shall immediately remit the same, or Purchaser’s prorata share thereof calculated as aforesaid, to Purchaser.  Seller agrees that, after the Closing, it shall not file any eviction action in an effort to collect any outstanding rents that remain owing to Seller after the Closing.

(b)

Real estate taxes and assessments imposed by governmental authority (and any assessments imposed by private covenant) shall be prorated as of the Closing based upon the most recent tax bills.  If the Closing shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation.  Subsequent to the Closing, when the tax rate and the assessed valuation of the Property is fixed for the year in which the Closing occurs, the parties agree to adjust the proration of taxes and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment.

(c)

All security, pet, cleaning, and other deposits deposited by Tenants and not theretofore applied to obligations of such Tenants under the Leases shall be transferred or credited to Purchaser at Closing.  As of the Closing, Purchaser shall assume Seller’s obligations related to Tenant security deposits transferred or credited to Purchaser at Closing.

(d)

Purchaser shall receive a credit against the Purchase Price at Closing for any outstanding and unpaid leasing commissions or locater’s fees, tenant improvement costs, tenant allowances, free rent and other leasing costs with respect to Leases under which tenants take occupancy prior to the Closing Date,  and Purchaser shall be responsible for such costs with respect to Leases under which tenants take occupancy on and after the Closing Date.

(e)	Intentionally Omitted.

(f)

Seller shall cause the meters, if any, for utilities to be read the day on which the Closing Date occurs and to pay the bills rendered on the basis of such readings, except for utilities paid directly by Tenants.  If any such meter reading for any utility is not available, then adjustment therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings no earlier than thirty (30) days before the Closing Date, and such adjustment shall be reprorated when the next utility bills are received.  Purchaser shall assume any of Seller’s deposits with utility companies and the amount of such deposits shall be reimbursed by Purchaser to Seller at Closing.

(g)

Purchaser shall not be liable for any wages, fringe benefits, payroll taxes, unemployment insurance contributions, accrued vacation pay, accrued pay for unused sick leave, accrued severance pay and other compensation accruing before Closing for employees at the Property or arising from the termination of such employees at or prior to Closing.  Purchaser shall not be liable for any obligations accruing before Closing under any union contract or multi-employer pension plan applicable to any such employees or arising from the termination of any such employees at or prior to Closing.

(h)

Seller shall, at its sole cost and expense, cause all vacant units at the Property to be fully “rent ready” at Closing.  If any vacant unit at the Project is not rent ready as of the Closing Date, Purchaser shall receive a credit against the Purchase Price in the amount equal to Five Hundred and No/100 Dollars ($500.00) per applicable unit.  For purposes of this Agreement, the term “rent ready” means a condition whereby a new tenant could immediately occupy such unit, professionally cleaned (including carpets and floors), and with utilities and appliances in good working order and condition.

All other prorations shall be subject to adjustment and reconciliation within sixty (60) days after Closing, and Seller and Purchaser agree to act in good faith in such adjustment and reconciliation.

The agreements of Seller and Purchaser set forth in this Section 6.3 shall survive the Closing.

6.4

Closing Costs.  Purchaser shall pay, on the Closing Date, (a) one-half of any escrow fees and other customary charges of the Title Company, (b) all recording costs relating to the Deed, (c) all title insurance costs relating to coverage desired by Purchaser in excess of the “Base Policy” (as defined below), including the cost of endorsements and lender’s policies, and (d) the fees of Purchaser’s counsel.  Seller shall pay, on the Closing Date, (v) one-half of any escrow fees and other customary charges of the Title Company, (w) the basic premium for a standard form, T-1 Texas Owner’s Policy of Title Insurance, in the amount of the Purchase Price, issued pursuant to the Title Commitment (the “Base Policy”), (x) the cost of the Survey (y) the costs of recording all mortgage cancellations, and (z) the fees of Seller’s counsel.

6.5

Seller’s Obligations at the Closing. At the Closing, or at such other time as indicated below, Seller shall take such action as this Agreement requires to consummate the transactions made the subject of this Agreement and shall deliver to Purchaser (or cause to be delivered to Purchaser through the Title Company) the following:

(a)	Deed. A Special Warranty Deed (the “Deed”) conveying the Land and the Improvements to Purchaser, in the form attached to this Agreement as Exhibit “B”.

(b)

Evidence of Authority.  Such organizational and authorizing documents of Seller as shall be reasonably required by the Title Company to evidence Seller’s authority to consummate the transactions contemplated by this Agreement.

(c)

Foreign Person.  An affidavit of Seller certifying that Seller is not a “foreign person,” as defined in the federal Foreign Investment in Real Property Tax Act of 1980, and the 1984 Tax Reform Act, as amended, in the form of Exhibit “M” attached hereto.

(d)

Leases.  At the Property, the originals of all of the Leases, together with all security, pet and other deposits (whether refundable or non-refundable) which, under the terms of the Leases in effect at Closing, are required to be returned to the tenants thereunder (which deposits shall be applied as a credit against the Purchase Price at Closing).

(e)	Service Contracts. At the Property, the originals of all of the Service Contracts.
(f)	Intentionally Omitted.
(g)

Termination of Management Agreement.  Evidence of the termination of any and all management and leasing agreements affecting the Property, effective as of the Closing Date, and duly executed by Seller and the property manager.

(h)	Affidavit. An affidavit to the Title Company in the form of Exhibit “I”.
(i)

Title Policy. Cause the Title Company to provide Purchaser at Closing with a “marked title commitment”, committing to issue the Title Policy with the Title to be delivered to Purchaser as promptly after Closing as reasonably possible.

(j) Rent Roll.  Deliver to Purchaser a rent roll updated to the Closing Date, with an executed certification by Seller in the form attached hereto as Exhibit “O”.

(k)Guaranty.  Deliver to Purchaser that certain Guaranty (“Guaranty”) in the form attached hereto as Exhibit “L” executed by Darren B. Casey for the benefit of Purchaser.

6.6	Purchaser’s Obligations at the Closing. At the Closing, Purchaser shall deliver to Seller the following:
(a)	Purchase Price. The Purchase Price, payment of which shall be made by wire transfer of immediately available funds to the account of the Title Company.
(b)

Evidence of Authority.  Such organizational and authorizing documents of Purchaser as shall be reasonably required by the Title Company to evidence Purchaser’s authority to consummate the transactions contemplated by this Agreement.

(c)	As Is Certificate. The certificate of Purchaser in the form of Exhibit “J” attached hereto and made a part hereof.
6.7	Documents to be Executed by Seller and Purchaser. At the Closing, Seller and Purchaser shall also execute and deliver the following:

(a)

Tenant Notices.  Signed statements or notices to all tenants of the Property in the form attached hereto as Exhibit “N”, notifying such tenants that the Property has been transferred to Purchaser and that Purchaser is responsible for security deposits (specifying the amounts of such deposits) returnable under the Leases and notifying such tenants of the new address where tenants are to make rental payments after the Closing.  The amounts of the security deposits set forth in the tenant notices shall correspond to the security deposits set forth in the Rent Roll, as updated and certified by Seller in connection with the Closing.

(b)	Bill of Sale and Assignment and Assumption Agreement. A Bill of Sale and Assignment and Assumption (the “Assignment”) in the form attached to this Agreement as Exhibit “C”, for the Property.
(c)	Trademark License Agreement. The Trademark License Agreement (if applicable), provided that Seller shall cause DCI to execute the same.

(d) A closing statement (“Closing Statement”) executed by Seller and to be mutually executed by Purchaser and consistent with this Agreement in the form required by Title Company, and each party shall be entitled to receive a copy of the Closing Statement executed by the other party.

7.
RISK OF LOSS

7.1

Condemnation.  If, prior to the Closing, Seller receives written notice that action has been initiated to take the Property, or a “material” part thereof, by eminent domain proceedings or by deed in lieu thereof, Seller shall give Purchaser prompt written notice thereof.  Purchaser shall elect, in a writing delivered to Seller within ten (10) days following the date of such notice (and Closing shall be extended to allow for such ten (10) day period) either to (a) terminate this Agreement, in which event the Earnest Money shall be refunded to Purchaser, and neither party shall have any further obligations hereunder, other than the Surviving Obligations, or (b) consummate the Closing, in which latter event all of Seller’s assignable right, title and interest in and to the award of the condemning authority shall be assigned to Purchaser at the Closing and there shall be no reduction in the Purchase Price.  For purposes of this Agreement, “material” shall mean taking which (i) causes a material reduction in size of the Property or materially adversely interferes with the existing use and operation of the Property as a multi-family residential apartment complex, or (ii) materially adversely affects the ingress and egress to or from the Property, or (iii) causes the Property not to be in material compliance with applicable laws.

7.2

Casualty.  Seller assumes all risks and liability for damage to or injury occurring to the Property by fire, storm, accident, or any other casualty until the Closing has been consummated.  If the Property, or any part thereof, suffers any damage equal to or in excess of One Million and No/100 Dollars ($1,000,000.00) prior to the Closing from any casualty, Purchaser shall elect, in a writing delivered to Seller within ten (10) days following the date Seller notifies Purchaser in writing of such casualty damage (if necessary to provide Purchaser the full ten (10) days in which make such election, the Closing shall be extended)) either to (a) terminate this Agreement, in which event the Earnest Money shall be refunded to Purchaser, without the consent or joinder of Seller being required and notwithstanding any contrary instructions which may be given by Seller, and neither party shall have any further obligations hereunder, other than the Surviving Obligations, or (b) consummate the Closing, in which latter event all of Seller’s right, title and interest in and to the proceeds of any insurance covering such damage (less and except the proceeds thereof that have been applied by Seller to restoration), and including any and all rent loss insurance proceeds relating to the period from and after the Closing Date, shall be assigned to Purchaser at the Closing and Purchaser shall receive a credit against the Purchase Price in an amount equal to Seller’s deductible under its insurance policy, and there shall be no other reduction in the Purchase Price.  If the Property, or any part thereof, suffers any damage less than One Million and No/100 Dollars ($1,000,000.00) prior to the Closing, Purchaser agrees that it will consummate the Closing and accept the assignment of the proceeds of any insurance covering such damage (less and except the proceeds thereof that have been applied by Seller to restoration), including any and all rent loss insurance proceeds relating to the period from and after the Closing Date (plus receive a credit against the Purchase Price in an amount equal to Seller’s deductible under its insurance policy and there shall be no other reduction in the Purchase Price and any uninsured loss).  Seller shall execute such additional reasonable documentation and otherwise cooperate with Purchaser’s requests to effect an assignment of all insurance claims (including claim settlement rights) and delivery of insurance proceeds, which obligation shall survive Closing.

8.
DEFAULT

8.1Breach by Seller.  In the event that Seller shall fail to consummate this Agreement for any reason, except for a Purchaser default, or the exercise of any right to terminate this Agreement that Seller has under the express terms of this Agreement, Purchaser shall be entitled as its sole and exclusive remedies, at law or in equity, to either (i) terminate this Agreement and receive a refund of the Earnest Money, and thereafter neither party shall have any further obligations hereunder other than the Surviving Obligations; or (ii) pursue the remedy of specific performance of Seller’s obligations under this Agreement; provided, however, that if Seller’s failure to consummate this Agreement is due to Seller’s Wrongful Acts (defined below) and Purchaser elects to terminate this Agreement, or the remedy of specific performance of Seller’s obligations under this Agreement is not available, then Purchaser shall receive a refund of the Earnest Money and Seller shall reimburse Purchaser the amount of Purchaser’s actual costs and expenses incurred in connection with (a) negotiating this Agreement, (b) conducting its due-diligence inspection and analysis of the Property, and (c) obtaining (or attempting to obtain) debt and/or equity financing for Purchaser’s acquisition of the Property which in the aggregate shall not exceed One Hundred Thousand and No/100 Dollars ($100,000.00) (“Purchaser’s Costs”), within ten (10) days after submission by Purchaser to Seller of invoices reasonably supporting such costs.  It shall be a condition to Purchaser’s right to seek or obtain specific performance that that Purchaser must file suit for specific performance within ninety (90) days following the date provided in this Agreement for Closing (failing which Purchaser shall have waived the right to do so).

As used in this Agreement, “Seller’s Wrongful Act” means an intentional affirmative act or failure to act by Seller constituting fraud, gross negligence or willful misconduct.

8.2Breach by Purchaser. In the event that Purchaser shall fail to consummate this Agreement for any reason, except for a Seller default or the exercise of any right to terminate this Agreement that Purchaser has under the express terms of this Agreement, Seller, as its sole and exclusive remedy, may terminate this Agreement and thereupon shall be entitled to receive the Earnest Money as liquidated damages (and not as a penalty).  Seller and Purchaser have made this provision for liquidated damages because it would be difficult to calculate, on the date hereof, the amount of actual damages for such breach, and Seller and Purchaser agree that the Earnest Money represents a reasonable forecast of such damages. The limitations imposed on Seller by this Section 8.2 shall not apply to Purchaser’s indemnities or Seller’s remedies under Section 4.2, but shall be subject to the provisions of Section 8.3.

8.3Actual Damages Only.  In any case where Seller or Purchaser expressly is entitled to pursue damages under this Agreement due to the breach or default of the other (excluding Seller’s right to liquidated damages under Section 8.2), Seller and Purchaser shall each be liable to the other only for actual damages for any breach or default under this Agreement, and Seller and Purchaser each waives the right to collect special, consequential, punitive or any other damages other than actual damages in connection with this transaction and this Agreement, except only for any special, consequential, punitive or other damages incurred by an indemnified party to an unrelated third party which are indemnified against by an indemnifying party under an indemnity set forth in this Agreement.

9.
MISCELLANEOUS

9.1

Notices.  All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective either:  (a) on the date personally delivered to the address below, as evidenced by written receipt therefor, whether or not actually received by the person to whom addressed; (b) on the third (3rd) business day after being sent, by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; (c) on the first business day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, addressed to such party at the address specified below, or (d) on the date sent if sent by email.  Notices given by counsel to a party in accordance with the above shall be deemed given by such party For purposes of this Section 9.1, the addresses of the parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

If to Seller:	TASR Property Owner, Ltd.
200 E. Basse Road, Suite 300
San Antonio, Texas 78209

Attention: Darren B. Casey

Tel: (210) 829-1717

Email: Darren@caseydev.com

    With a copy to:  dhaire@caseydev.com

with a copy to:	Golden Steves & Gordon, LLP
200 E. Basse Road, Suite 200
San Antonio, Texas 78209
Attention: Lane W. Golden

Tel: (210) 745-3700

Email: lgolden@goldensteves.com

If to Purchaser:	THRE Global Investments LLC
333 W. Wacker Drive, Suite 2800 Chicago, Illinois 60606
Attn: Michael T. Gilmartin Tel: (312) 507-5704 Email: michael.gilmartin@threalestate.com

with a copy to:	THRE Global Investments LLC c/o Nuveen
4675 MacArthur Court, Suite 1100 Newport Beach, CA 92660 Attn: Gabriel J. Steffens Tel: (949) 809-2609 Email: gabriel.steffens@nuveen.com

with a copy to:	Munsch Hardt Kopf & Harr, P.C. 700 Milam Street, Suite 2700 Houston, Texas 77002 Attn: Mark S. Biskamp
Tel: (713) 222-4023 Email: mbiskamp@munsch.com

If to Title Company:	First American Title Company
Weston Centre 112 E. Pecan, Suite 2600 San Antonio, Texas 78205 Attn: Corina Cashion Tel: (210) 780-3167 Email: ccashion@firstam.com

9.2

Real Estate Commissions.  Neither Seller nor Purchaser has authorized any broker or finder to act on any party’s behalf in connection with the sale and purchase hereunder and neither Seller nor Purchaser has dealt with any broker or finder purporting to act on behalf of any other party other than a written agreement between Seller and JLL  (“Broker”).  Seller shall pay Broker a commission subject to and in accordance with such separate agreement between Seller and Broker in regard thereto.  Purchaser agrees to indemnify and hold harmless Seller from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Purchaser or on Purchaser’s behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby.  Seller agrees to indemnify and hold harmless Purchaser from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Seller or on Seller’s behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby.  Notwithstanding anything to the contrary contained herein, this Section 9.2 shall survive the Closing or any earlier termination of this Agreement.

9.3

Entire Agreement. This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein.

9.4	Amendment. This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.
9.5	Headings. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.
9.6

Time of Essence.  Time is of the essence of this Agreement; however, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Texas, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

9.7	Governing Law. This Agreement shall be governed by the laws of the State of Texas (without regard to conflicts of laws principles) and the laws of the United States pertaining to transactions in such State.  The district courts of the State of Texas located in Travis County, Texas shall be the exclusive place of venue for any legal action between Seller and Purchaser arising out of this Agreement.

9.8

Successors and Assigns; Assignment.  This Agreement shall bind and inure to the benefit of Seller and Purchaser and their respective successors and assigns.  However, Purchaser shall only have the right to assign this Agreement, without Seller’s consent, to an entity that directly or indirectly controls, is controlled by or is under common control with the Purchaser, Teachers Insurance and Annuity Association of America, or Nuveen Global Cities REIT, Inc.; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations; provided, no such assignment shall be effective (a) unless and until written notice thereof is provided to Seller, (b) unless made not later than two (2) business days prior to the Closing Date (and the assignment may occur on the Closing Date), (c) unless the assignee assumes in a writing for the express benefit of Seller all of the obligations of the Purchaser hereunder, whether arising prior to or after the date of such assignment, and (d) to release or relieve the assignor from any of the obligations, covenants or liabilities of the purchaser under this Agreement, whether arising prior to or after the date of such assignment.

9.9

Invalid Provision.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.

9.10

Attorneys’ Fees.  In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys’ fees incurred in such suit.

9.11

Multiple Counterparts.  This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one agreement; in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart with each party’s signature.  To facilitate execution of this Agreement, Purchaser and Seller may execute and exchange by e-mail as a portable document format or other electronic imaging, counterparts of the signature page, which shall be deemed original signatures for all purposes.

9.12	Effective Date. For purposes of this Agreement, the “Effective Date” shall mean the date that the Title Company acknowledges receipt of this Agreement as set forth in the signature page below.
9.13	Exhibits. The following exhibits and schedules are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:
(a)	Schedule A, List of Due Diligence Items.

(b)Exhibit A, the legal description of the Land.

(c)Exhibit A-1, Excluded Property.

(d)Exhibit B, the form of the Deed.

(e)Exhibit C, the form of the Assignment.

(f)Exhibit D, List of Personal Property.

(g)Exhibit E, List of Contracts.

(h)Exhibit F, Rent Roll.

(i)Exhibit G, Limited License Agreement.

(j)Exhibit H, Leasing Costs.

(k)Exhibit I, Affidavit of Debts and Liens.

(l)Exhibit J, “As Is” Certificate.

(m)Exhibit K,  Seller’s Disclosures.

(n)Exhibit L,  Guaranty.

(o)Exhibit M, FIRPTA

(p)Exhibit N, Tenant Notice Letter

(q)Exhibit O, Certification of Rent Roll

(r)Schedule 3.1, Escrow Instructions

(s)Schedule 4.1.3, Survey Certification

9.14	No Recordation. Seller and Purchaser hereby acknowledge that neither this Agreement nor any memorandum or affidavit thereof shall be recorded in the public records of any county.
9.15.

Tax-Deferred Exchange.  Each party will, upon request by the other party, cooperate as reasonably required to assist the other party in facilitating a tax-deferred exchange.  Notwithstanding the foregoing, (a) neither party will be required to undertake any liabilities or obligations or expend any sums of money in connection with a proposed tax-free exchange for the benefit of the other party (b) the exchanging party shall effect the tax-deferred exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary; (c) the non-exchanging party shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the tax-deferred exchange; and (d) the exchanging party shall pay any additional costs that would not otherwise have been incurred by Purchaser or Seller had the exchanging party not consummated this transaction through the tax-deferred exchange.  The non-exchanging party shall not, by this Agreement or acquiescence to the tax-deferred exchange, have its rights under this Agreement diminished in any manner or be responsible for compliance with or be deemed to have warranted that the tax-deferred exchange in fact complies with §1031 of the Code.

9.16Confidentiality.  Except as set forth in this Section 9.16, Seller and Purchaser hereby covenant and agree that, at all times after the Effective Date and continuing after the Closing, unless consented to in writing by the other party (which consent may be granted or withheld in the sole discretion of the party whose consent is being requested), no press release or other public disclosure concerning this transaction shall be made by or on behalf of Seller or Purchaser.  Notwithstanding the foregoing, (i) each party shall be entitled to make disclosures concerning this Agreement and materials provided hereunder to its lenders (and its lenders’ respective attorneys), accountants, employees, agents and other service professionals as may be reasonably necessary in furtherance of the transactions contemplated hereby, (ii) Purchaser shall be entitled to make disclosures concerning this transaction and materials provided hereunder to its potential debt and equity sources, including disclosure to its due diligence coordinator and broker/dealers, as well as disclosure in any private placement memorandum or similar disclosure document prepared by or on behalf of Purchaser, and (iii) each party shall be entitled to make such disclosures concerning this Agreement and materials provided hereunder as may be necessary to comply with any court order or directive of any applicable governmental authority.  Notwithstanding the foregoing, the restrictions of this Section 9.16 shall not apply to information which: (i) is already known to Purchaser, is already in Purchaser’s possession or was already available or becomes available to Purchaser from non- Seller sources not known by Purchaser to be subject to any confidentiality obligations to Seller; (ii) is or becomes generally available to the public other than as a result of a disclosure by Purchaser or any of Purchaser’s representatives; (iii) is independently developed by Purchaser without the use of information disclosed by or on behalf of Seller or (iv) is necessary or required to be disclosed by law or by regulatory or judicial process or court order, or in connection with any dispute between Seller and Purchaser.  Further, and notwithstanding anything contained in this Section 9.16  or this Agreement to the contrary, to the extent Purchaser is advised by its legal counsel that Purchaser is required by applicable laws or regulations, or the rules and regulations of any applicable securities exchange or securities regulator, to make public disclosure of the existence of this Agreement, the terms of this Agreement or the transactions contemplated herein, Purchaser may make such public disclosure, without the consent of Seller, to the extent deemed necessary by Purchaser or Purchaser’s legal counsel.  The provisions of this Section 9.16 shall survive Closing or any termination of this Agreement for a period of one (1) year.

9.17

Independent Consideration.  Contemporaneously with the execution hereof, Purchaser shall deliver to Seller the sum of One Hundred and no/100 Dollars ($100.00), representing independent consideration for the Approval Period and Purchaser’s right to terminate this Agreement pursuant to the provisions hereof.

9.18

Certificate of No Tax Due.  Within three (3) business days after Purchaser has delivered the Initial Deposit to the Title Company Seller agrees to request from the Texas Comptroller of Public Accounts a Certificate of No Tax Due with respect to Seller.  If Seller receives the same prior to Closing, Seller shall deliver a copy thereof to Purchaser.  If the Certificate of No Tax Due with respect to Seller has not been issued on or before the Closing Date, then Seller shall deliver same to Purchaser as soon thereafter as received by Seller.  Seller agrees to promptly pay all amounts to the Texas Comptroller of Public Accounts as may be necessary for the issuance of a Certificate of No Tax Due with respect to Seller.  The obligations set forth in this Section 9.18 shall survive Closing.

9.19

Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday.

9.20

Audit Information.  Purchaser has advised Seller that Purchaser must comply with Securities and Exchange Commission Regulations S-X (17 C.F.R. § Part 210) (“Regulation S-X”), including, but not limited to, Item 3-14, which requires Purchaser to cause to be prepared three (3) years of audited income statements for the Property.  Seller shall provide Purchaser any reasonable financial information, financial statements and supporting documentation in Seller’s possession or under Seller’s control as are reasonably necessary for Purchaser’s auditors to prepare such audited income statements in compliance with Regulation S-X.  The provisions of this Section 9.20 shall survive the Closing.

[Signature page to follow]

Executed to be effective as of the Effective Date.

SELLER:

TASR Property Owner, Ltd.,
a Texas limited partnership

By:	Tacara at Steiner Ranch GP, LLC, a Texas limited liability company, its general partner

By:  /s/ Darren B. Casey

Name:  Darren B. Casey

Title:  Manager

PURCHASER:

THRE Global Investments LLC,
a Delaware limited liability company

By: /s/ Brian Eby
Name: Brian Eby
Title: Authorized Signer

Signature Page to Purchase and Sale Agreement

The undersigned Title Company hereby acknowledges receipt of a fully executed copy of this Agreement on the  18th day of May, 2018 (the “Effective Date”).  Upon receipt of the Earnest Money, the Title Company agrees to hold and dispose of the Earnest Money in accordance with the provisions of this Agreement.  Seller and Purchaser hereby designate the Title Company as the “Real Estate Reporting Person” with respect to the transaction contemplated by this Agreement, for purposes of compliance with Section 6045(e) of the Tax Reform Act of 1986, as amended, and the Title Company, by its execution below, hereby accepts such designation.

TITLE COMPANY:

First American Title Insurance Company

By:     /s/ Karen A. Young

Name: Karen A. Young

Title:   Vice President / Underwriting Counsel

Title Company Signature Page

to Purchase and Sale Agreement

SCHEDULE A

TO PURCHASE AND SALE AGREEMENT

LIST OF DUE DILIGENCE ITEMS

Property & Leasing Information:
Current Certified Rent Roll (detailed)
All property Service Contracts
All property revenue contracts
Copies of existing licenses and permits
All Leases

Accounting & Operating Statements:
3 years of monthly profit and loss statements
2015, 2016, and 2017 year-end financial statements 2018 YTD financial statement
2018 YTD operating statement Current year budget incl. capital items
Taxes & Insurance:
Last 2 years real estate tax bills
Last 2 years personal property tax bills
Explanation of any abatement/reduction

Inspections, Zoning & Surveys:
Engineering report
Appraisal report
Certificates of occupancy
As-built plans and specs
ADA compliance report
Seismic report
Soils and materials testing reports
Environmental reports including Phase I Operations and maintenance plans
Copies of warranties
All known code violations or letter of none

SCHEDULE A

LIST OF DUE DILIGENCE ITEMS – Page 1

EXHIBIT A

TO PURCHASE AND SALE AGREEMENT

LEGAL DESCRIPTION

Lot 1, Block A, of Steiner Ranch MU-1B Final Plat (replat), a subdivision in Travis County, Texas, according to the map or plat recorded under Document Number 201300091, in the Official Public Records of Travis County, Texas.

EXHIBIT A

LEGAL DESCRIPTION – Page 1

EXHIBIT “A-1”

Excluded Property

None.

EXHIBIT A-1

Excluded Property – Page 1

EXHIBIT B

TO PURCHASE AND SALE AGREEMENT

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

___________________________, a ______________________ ( “Grantor”), whose address is _______________________________, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) paid to Grantor, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD AND CONVEYED, and by these presents does hereby GRANT, SELL AND CONVEY unto __________________________, a __________________________  ("Grantee"), whose address is _______________________________, all that certain land located in __________________ County, Texas, and being more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, together with all improvements located on such land, and all and singular the rights and appurtenances pertaining thereto, including all of Grantor’s right, title and interest (if any) in and to adjacent streets, alleys, easements and rights-of-way, as well as all minerals, oil, gas and other hydrocarbon substances owned by Grantor on and under the land (collectively, the “Property”).

This conveyance is made and accepted subject to all matters set forth on Exhibit “B”, attached hereto and incorporated herein by reference to the extent that the same are valid and subsisting and affect the Property (collectively, the "Permitted Exceptions").

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in any wise belonging, unto Grantee, its successors and assigns, forever, subject to the Permitted Exceptions.

Grantor does hereby bind itself and its successors, to WARRANT AND FOREVER DEFEND all and singular the Property, subject to the Permitted Exceptions, unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise.

EXECUTED on the date set forth in the acknowledgment attached hereto.

,
a Texas limited partnership

By:	, a Texas limited liability company, its General Partner

EXHIBIT B

TO PURCHASE AND SALE AGREEMENT – Page 1

By:

Name:

Title:

STATE OF TEXAS§

§

COUNTY OF BEXAR§

This instrument was acknowledged before me on the _____ day of _________________, 2018, by _______________, __________ of ______________________, a Texas limited liability company, general partner of ______________, a Texas limited partnership, on behalf of said company and limited partnership.

[SEAL]

Notary Public, State of _________________

Printed Name: ________________________

My Commission Expires: _______________

EXHIBIT B

TO PURCHASE AND SALE AGREEMENT – Page 2

EXHIBIT A

TO SPECIAL WARRANTY DEED

[To be attached]

EXHIBIT A

TO SPECIAL WARRANTY DEED

EXHIBIT B TO

SPECIAL WARRANTY DEED

[To be attached]

EXHIBIT B TO

SPECIAL WARRANTY DEED

v9

EXHIBIT C

TO PURCHASE AND SALE AGREEMENT

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

STATE OF	§ § COUNTY OF §

This Bill of Sale and Assignment and Assumption Agreement is executed and delivered as of _________, 2018, by and between _________________________________, a _____________________ (“Grantor”), and _______________, a _____________ (“Grantee”), covering the Land described in Exhibit A attached hereto (“Land”) and all improvements thereon, including without limitation, the multifamily development known as “Tacara at Steiner Ranch”, consisting of a total of two hundred forty-six (246) apartment units and related amenities (the “Improvements”) (the Land and the Improvements are herein collectively called the “Property”).

1)  Sale of Personalty.  For good and valuable consideration, Grantor hereby sells, assigns, transfers, sets over and conveys to Grantee the following:

(a)

Personal Property.  All fixtures, equipment, machinery, building materials, furniture, furnishings, and other personal property owned by Grantor, (the “Personal Property”), including without limitation those items of personal property listed on Exhibit B attached hereto and incorporated herein, and located on, attached to, or used in connection with the operation and maintenance of the Property;

(b)

Intangible Property.  All of Grantor’s right, title and interest in and to all intangible personal property (the “Intangible Property”) related to the Property including, without limitation, the plans and specifications and other architectural and engineering drawings for the Property; governmental permits, approvals and licenses; entitlements, development rights, wastewater capacity; and telephone exchange numbers. Notwithstanding the foregoing, the Intangible Property shall not include the trade name or trademark “Tacara”, which shall remain the sole and exclusive property of Darren Casey Interest, Inc., a Texas corporation and affiliate of Grantor (“DCI”); provided, however, Grantee shall have the right to utilize the trade name “Tacara” in connection with the Property pursuant to that certain Limited License Agreement executed by and between DCI and Grantee on the date hereof.

2) Assignment of Leases, Service Contracts and Warranties.  For good and valuable consideration, Grantor hereby assigns, transfers, sets over and conveys to Grantee, and Grantee hereby accepts the following:

(a)

Leases.  All leases for space in the Improvements (the “Leases”), together with security and other deposits owned or held by Grantor pursuant to the Leases, which Leases and security and other deposits are described on Exhibit C attached hereto and incorporated herein;

(b)	Service Contracts. Those certain contracts relating to the ownership and operation of the Property (the “Service Contracts”) described on Exhibit D attached hereto and incorporated herein;
(c)	Warranties. Any assignable warranties and guaranties relating to the Property or any portion thereof;

EXHIBIT C

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT – Page 1

(d)

AS-IS Assignment. Grantor has executed this instrument and sold, conveyed and assigned the Personal Property and Intangible Property and except as provided in that certain Purchase and Sale Agreement dated ______________, 2018 between Grantor and Grantee, Grantee has accepted and purchased the Personal Property and Intangible Property AS IS, WHERE-IS, WITH ALL FAULTS AND WHEREVER LOCATED, WITHOUT ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER.

It is understood and agreed that, by its execution hereof, Grantee hereby assumes and agrees to perform all of the terms, covenants and conditions of the Leases required to be performed, attributable to the period on and after the date hereof (excluding, however, those arising from the default by the Grantor under the Leases prior to the date hereof), and in connection therewith, to discharge promptly any and all obligations under the Leases attributable to the period on and after the date hereof, but as to the Grantor’s obligations with regard to security deposits and other deposits, only to the extent the security deposits have been transferred or credited to Grantee.  Grantor covenants and agrees to perform and discharge any and all obligations under the Leases attributable to the period prior to the date hereof.

It is understood and agreed that, by its execution hereof, Grantee hereby assumes and agrees to perform all of the terms, covenants and conditions of the Service Contracts required to be performed, attributable to the period arising on and after the date hereof (excluding, however, those arising from the default by the Grantor under the Service Contracts prior to the date hereof), and in connection therewith, to discharge promptly any and all obligations under the Service Contracts attributable to the period on and after the date hereof.  Grantor covenants and agrees to perform and discharge any and all obligations under the Service Contracts attributable to the period prior to the date hereof.

This instrument may be executed in one or more counterparts, each such counterpart being an original hereof and all such counterparts taken together constituting but one and the same instrument and agreement.

[See Following Page for Signatures]

EXHIBIT C

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT – Page 2

IN WITNESS WHEREOF, Grantor and Grantee have executed this Bill of Sale and Assignment and Assumption Agreement to be effective as of the _____ day of __________________, 2018.

GRANTOR:

,

a Texas limited partnership

By:,

a Texas limited liability company,

its General Partner

By:

Name:

Title:

GRANTEE:

,

a

By:

Name:

Title:

SIGNATURE PAGE TO

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT “A”

To Bill of Sale and Assignment and Assumption Agreement

[Legal description to be attached at Closing]

EXHIBIT A TO

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT “B”
To Bill of Sale and Assignment and Assumption Agreement

EXHIBIT B TO

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT “C”
To Bill of Sale and Assignment and Assumption Agreement

[Certified Rent Roll to be attached at Closing]

EXHIBIT C TO

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT “D”
To Bill of Sale and Assignment and Assumption Agreement

[List of Service Contracts to be attached at Closing]

EXHIBIT D TO

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT “E”
To Bill of Sale and Assignment and Assumption Agreement

[List of Warranties to be attached at Closing]

EXHIBIT E TO

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT D

TO PURCHASE AND SALE AGREEMENT

List of Personal Property

All of Seller’s right, title and interest in and to all personal property located upon the Property as of the Effective Date.  Seller to provide Purchaser with a list of personal property prior to Closing.

EXHIBIT D

LIST OF PERSONAL PROPERTY

EXHIBIT E

TO PURCHASE AND SALE AGREEMENT

List of Service Contracts

See attached.

EXHIBIT E

LIST OF SERVICE CONTRACTS

EXHIBIT F

TO PURCHASE AND SALE AGREEMENT

Certified Rent Roll

See attached.

EXHIBIT F

CERTIFIED RENT ROLL

EXHIBIT G

TO PURCHASE AND SALE AGREEMENT

Trademark License Agreement

See attached.

27049609.1 EXHIBIT G

TRADEMARK LICENSE AGREEMENT

065800.00155  290858 v9

1794933v.8 0026107/00006

EXHIBIT H

TO PURCHASE AND SALE AGREEMENT

OUTSTANDING LEASING COSTS

None as of the Effective Date.  To be updated at Closing.

EXHIBIT H

OUTSTANDING LEASING COSTS

EXHIBIT “I”

AFFIDAVIT AS TO DEBTS AND LIENS

GF NO.	_____________________________

OWNER:

SUBJECT PROPERTY:

See Exhibit “A”

THE STATE OF TEXAS

COUNTY  OF  BEXAR

Before me, the undersigned authority, on this day personally appeared the Affiant known to me to be the person whose name is subscribed hereto and upon his oath deposes and says, in his capacity as indicated below, that to the best of his actual knowledge there are:

1.

No unpaid debts for the purchase of plumbing fixtures, water heaters, floor furnaces, air conditioners, radio or television antennae, carpeting, rugs, lawn sprinkling systems, venetian blinds, window shades, draperies, electric appliances, fences, street paving, or any personal property or fixtures that are located on the subject property described above, and that no such items have been purchased on time payment contracts, and there are no security interests on such property secured by financing statement, security agreement or otherwise except loans being extinguished concurrent with the closing of the sale of the property and costs associated with ongoing and recurring maintenance and operation of the property.

2.	No loans or liens (including Federal or State Liens and Judgment Liens) of any kind on such property except loans being extinguished concurrent with the closing of the sale of the property.

3

All labor and material used in the construction of improvements on the above described property have been paid for and there are now no unpaid labor or material claims against the improvements or the property upon which same are situated.

4.	None of the property has been leased and no person is in possession of any of subject property except pursuant to leases set forth on the rent roll provided to the purchaser in connection herewith.

Affiant recognizes that but for making of the hereinabove statements relative to the Property, ___________________Title Company (“Title Company”) would not issue its owner policy of title insurance on said property in favor of [________________________] and that such statements have been made as an inducement for such issuance.

EXHIBIT I

Affidavit as to Debts and Liens – Page 1

AFFIANT:

,
a Texas limited partnership

By:,
a Texas limited liability company,
its General Partner

By:

Name:

Title:

STATE OF TEXAS§

§

COUNTY OF BEXAR§

This instrument was acknowledged before me on the _____ day of _________________, 2018, by _______________, __________ of ______________________, a Texas limited liability company, general partner of ______________, a Texas limited partnership, on behalf of said limited partnership.

[SEAL]

Notary Public, State of _________________

Printed Name: ________________________

My Commission Expires: _______________

EXHIBIT I

Affidavit as to Debts and Liens – Page 2

EXHIBIT “J”

“AS IS” CERTIFICATE

CERTIFICATE OF PURCHASER

THE UNDERSIGNED, __________________________________________ (“PURCHASER”), HAS THIS DAY PURCHASED FROM __________________ (“SELLER”), THAT CERTAIN TRACT OR PARCEL OF REAL PROPERTY (AND ALL OF SELLER’S RIGHT, TITLE AND INTEREST IN AND TO ANY IMPROVEMENTS THEREON) DESCRIBED ON EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF FOR ALL PURPOSES (SUCH REAL PROPERTY, ANY IMPROVEMENTS AND ANY RELATED TANGIBLE AND INTANGIBLE PERSONAL PROPERTY BEING HEREINAFTER COLLECTIVELY CALLED THE “PROPERTY”).  PURCHASER EXECUTES AND DELIVERS THIS CERTIFICATE TO SELLER TO CONFIRM AND ACKNOWLEDGE THAT PURCHASER HAS PURCHASED THE PROPERTY IN ITS “AS IS”, “WHERE IS” CONDITION, WITH ALL FAULTS, AND WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, EXCEPT FOR THE EXCEPTED MATTERS (DEFINED BELOW).  WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, IN CONNECTION WITH THE SALE OF THE PROPERTY TO PURCHASER, EXCEPT FOR THE EXCEPTED MATTERS, THE SALE OF THE PROPERTY IS WITHOUT ANY WARRANTY, REPRESENTATION OR GUARANTY, PURCHASER STIPULATES AND AGREES THAT EXCEPT FOR THE EXCEPTED MATTERS, NEITHER SELLER NOR ANY OF SELLER’S OFFICERS, AGENTS, DIRECTORS, EMPLOYEES, ATTORNEYS, CONTRACTORS OR AFFILIATES (COLLECTIVELY, “SELLER’S RELATED PARTIES”) HAS ANY, AND THAT THE SELLER AND SELLER RELATED PARTIES EXPRESSLY AND SPECIFICALLY DISCLAIM, AND PURCHASER ACCEPTS THAT SELLER AND SELLER’S RELATED PARTIES HAVE DISCLAIMED, ANY AND ALL REPRESENTATIONS, GUARANTIES OR WARRANTIES, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, OF OR RELATING TO THE PROPERTY, INCLUDING WITHOUT LIMITATION, OF OR RELATING TO ANY OF THE FOLLOWING, AND THAT EXCEPT FOR THE EXCEPTED MATTERS, PURCHASER HEREBY IRREVOCABLY WAIVES ALL CLAIMS AGAINST SELLER AND EACH OF THE SELLER’S RELATED PARTIES ARISING FROM OR ATTRIBUTABLE IN ANY WAY TO ANY OF THE FOLLOWING:  (I) THE USE, INCOME POTENTIAL, EXPENSES, OPERATION, CHARACTERISTICS OR CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF SUITABILITY, HABITABILITY, MERCHANTABILITY, DESIGN OR FITNESS FOR ANY SPECIFIC PURPOSE OR A PARTICULAR PURPOSE, OR GOOD AND WORKMANLIKE CONSTRUCTION; (II) THE NATURE, MANNER, CONSTRUCTION, CONDITION, STATE OF REPAIR OR LACK OF REPAIR OF ANY IMPROVEMENTS LOCATED ON THE PROPERTY, ON THE SURFACE OR

EXHIBIT J

AS IS CERTIFICATE – Page 1

SUBSURFACE THEREOF, WHETHER OR NOT OBVIOUS, VISIBLE OR APPARENT; (III) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE PROPERTY; (IV) THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND THE PRESENCE OR ABSENCE OF OR CONTAMINATION BY HAZARDOUS MATERIALS, MOLD, FUNGUS, MILDEW (OR OTHER SIMILAR ORGANISMS), LEAD PAINT, OR THE COMPLIANCE OF THE PROPERTY WITH ALL REGULATIONS OR LAWS RELATING TO HEALTH OR THE ENVIRONMENT, INCLUDING BUT NOT LIMITED TO, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE RESOURCE CONSERVATION AND RECOVERY ACT, AND ANY OTHER FEDERAL, STATE OR LOCAL LAW RELATING TO THE ENVIRONMENT, EACH AS MAY BE AMENDED FROM TIME TO TIME, AND INCLUDING ANY AND ALL REGULATIONS, RULES OR POLICIES PROMULGATED THEREUNDER (“ENVIRONMENTAL LAWS”); (V) THE QUALITY OF THE LABOR AND MATERIALS INCLUDED IN THE PROPERTY; (VI) THE COMPLIANCE OF THE PROPERTY WITH, OR THE APPLICABILITY TO THE PROPERTY OF, LAWS, RULES, REGULATIONS, CODES OR ORDINANCES; AND (VII) THE SOIL CONDITIONS, DRAINAGE, FLOODING CHARACTERISTICS, UTILITIES OR OTHER CONDITIONS EXISTING IN, ON, OR UNDER THE PROPERTY.  EXCEPT FOR THE EXCEPTED MATTERS, PURCHASER HEREBY EXPRESSLY AGREES TO ACCEPT THE PROPERTY SUBJECT TO ALL RISKS, LIABILITIES, CLAIMS, DAMAGES AND COSTS ARISING AFTER THE CLOSING DATE, INCLUDING ANY LIABILITY WITH RESPECT TO ENVIRONMENTAL LAWS (AND AGREES SELLER SHALL NOT BE LIABLE TO PURCHASER FOR ANY ACTUAL, SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL OR OTHER DAMAGES) RESULTING OR ARISING FROM OR RELATED TO THE CONDITION OF THE PROPERTY.  EXCEPT FOR THE EXCEPTED MATTERS, PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR STATEMENTS (ORAL OR WRITTEN) WHICH MAY HAVE BEEN MADE OR MAY BE MADE BY SELLER OR SELLER’S RELATED PARTIES, AND IS RELYING SOLELY UPON PURCHASER’S OR ITS REPRESENTATIVES’ OWN PHYSICAL INSPECTION OF THE PROPERTY. EXCEPT FOR THE EXCEPTED MATTERS, PURCHASER ACKNOWLEDGES THAT ANY CONDITION OF THE PROPERTY WHICH PURCHASER DISCOVERS OR DESIRES TO CORRECT OR IMPROVE PRIOR TO OR AFTER THIS SALE SHALL BE AT PURCHASER’S SOLE EXPENSE. PURCHASER EXPRESSLY WAIVES (TO THE EXTENT ALLOWED BY APPLICABLE LAW) ANY CLAIMS UNDER FEDERAL, STATE OR OTHER LAW (INCLUDING, BUT NOT LIMITED TO, COMMON LAW, WHETHER SOUNDING IN CONTRACT OR TORT, AND ANY AND ALL ENVIRONMENTAL LAWS) THAT PURCHASER MIGHT OTHERWISE HAVE AGAINST SELLER RELATING TO THE USE, CHARACTERISTIC OR CONDITION OF THE PROPERTY.  EXCEPT FOR THE EXCEPTED MATTERS, PURCHASER SPECIFICALLY ACKNOWLEDGES THAT THE PROPERTY MAY BE LOCATED IN AN AREA, OR MAY BE IN A CONDITION, WHERE DAMPNESS, WATER PENETRATION OR WEATHER CONDITIONS PROMOTE OR HAVE RESULTED IN GROWTH OF MOLD, MILDEW, FUNGUS OR OTHER ORGANISMS AFFECTING THE IMPROVEMENTS AND WHICH MAY BE HARMFUL TO HUMAN HEALTH OR AFFECT THE VALUE OF THE PROPERTY. PURCHASER FURTHER

EXHIBIT J

AS IS CERTIFICATE – Page 2

ACKNOWLEDGES THAT THIS CERTIFICATE IS A MATERIAL INDUCEMENT TO SELLER TO CONSUMMATE THE PURCHASE AND SALE OF THE PROPERTY.

Notwithstanding any provision of this Certificate to the contrary, the provisions of this Certificate shall not release Seller from liability for (i) a breach of Seller’s Express Representations (as defined in the Purchase and Sale Agreement), (ii) any breach of the Purchase and Sale Agreement or any of the closing documents executed by Seller pursuant to this Purchase and Sale Agreement , (iii) any third party tort claim for personal injury or property damage arising prior to the date hereof not caused by Purchaser or its representatives, or (iv) Seller’s fraud (the “Excepted Matters”).  “Purchase and Sale Agreement” as used herein shall mean that certain Purchase and Sale Agreement dated _________, 2018, between Seller and Purchaser.

Executed this ___ day of _____________, 2018.

_____________________________,
a____________________________

By:______________________
Name:___________________
Title:____________________

Exhibit “A” - Property Description

EXHIBIT J

AS IS CERTIFICATE – Page 3

EXHIBIT “K”

SELLER’S DISCLOSURES

None

EXHIBIT K

SELLER’S DISCLOSURES

065800.00155  290858 v9

EXHIBIT L

TO PURCHASE AND SALE AGREEMENT

GUARANTY

See attached.

1

EXHIBIT L

GUARANTY

EXHIBIT M

TO PURCHASE AND SALE AGREEMENT

FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal to title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the Transferee (hereinafter defined) that withholding of tax is not required upon the disposition of a United States real property interest by __________________________________________, a________________________ (the “Transferor”), to ________________________________________________________, a ____________________ (the “Transferee”), the undersigned hereby certifies the following on behalf of the Transferor:

1.The Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as all such terms are defined in the Internal Revenue Code of 1986, as amended, and United States Treasury Department Income Tax Regulations in effect as of the date hereof);

2.The Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);

3.The Transferor’s United States employer identification number is __________;

4.The Transferor’s office address is _____________________________________; and

The Transferor understands that this certification may be disclosed to the United States Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that he has examined this certification, and it is true, correct and complete, and the undersigned further declares that he has authority to sign this affidavit and certificate on behalf of the Transferor.

This certificate is executed and delivered as of the ___ day of _______________, 2018.

________________________________,
a_______________________________

By;______________________________
Name:___________________________
Title:____________________________

1

EXHIBIT M

FIRPTA AFFIDAVIT

EXHIBIT N

TO PURCHASE AND SALE AGREEMENT

TENANT NOTICE LETTER

TO:All Tenants at _______________________________ (the “Property”)

RE:Notification Regarding Change of Ownership

This letter is to notify you as a tenant at the referenced Property, that the Property has been sold by ____________________, a ________________ (“Seller”), to ______________________, a ______________ (“Purchaser”).  As of the date hereof, your Lease has been assigned by Seller to Purchaser.  From the date of this letter, any and all unpaid rent as well as all future rent, or any other amounts due under the terms of your Lease, shall be payable to Purchaser and sent to the following address:

_____________________
Attn: ________________
_____________________
_____________________

Correspondence to the property manager (the “Property Manager”) relating to your tenancy should be mailed to:

_____________________
_____________________
Attn: ________________

Legal notices relating to your tenancy should be mailed to the Property Manager and also to Purchaser at the following addresses:

TH Real Estate
Attn: Global Real Estate Asset Management
730 Third Avenue
New York, New York 10017

With a copy to:	TH Real Estate Attn: Global Real Estate Asset Management 333 West Wacker Drive, Suite 2800 Chicago, IL 60606

As part of the sale, all refundable tenant deposits, if any, actually held by Seller and credited to Purchaser with respect to the Property have been transferred to, and Seller’s obligations with respect to such deposits have been assumed by, Purchaser as of the date of this letter.

This letter may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

1

EXHIBIT N

TENANT NOTICE LETTER

SELLER:

________________________________,
a_______________________________

By:______________________________
Name:___________________________
Title:____________________________

PURCHASER:

________________________________,
a_______________________________

By:______________________________
Name:___________________________
Title:____________________________

2

EXHIBIT N

TENANT NOTICE LETTER

EXHIBIT O

TO PURCHASE AND SALE AGREEMENT

CERTIFICATION OF RENT ROLL

This Certification of Rent Roll (“Certificate”) is executed as of ___________ 2018, by TASR Property Owner, Ltd., a Texas limited partnership (“Seller”), in favor of _______________, a _________________ (“Purchaser”).

Seller hereby certifies to Purchaser that the rent roll attached hereto as Exhibit A is true and correct in all material respects as of the date hereof.

TASR Property Owner, Ltd.,
a Texas limited partnership

By:	Tacara at Steiner Ranch GP, LLC, a Texas limited liability company, its general partner

By:

Name:  Darren B. Casey

Title:  Manager

1

EXHIBIT O

CERTIFICATION OF RENT ROLL

EXHIBIT A

RENT ROLL

2

EXHIBIT O

CERTIFICATION OF RENT ROLL

SCHEDULE 3.1

ESCROW INSTRUCTIONS

1.Investment and Use of Funds.  The Title Company shall invest the Earnest Money in government insured interest-bearing account with Citibank, N.A., shall not commingle the Earnest Money with any funds of the Title Company or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made.  If the Closing under this Agreement occurs, the Title Company shall deliver the Earnest Money into the closing escrow upon the instructions of Purchaser, to be applied against the Purchase Price.

2.Termination before Expiration of Approval Period.  If Purchaser elects to terminate the Agreement pursuant to Section 4.1.1 of the Agreement, the Title Company shall pay the entire Earnest Money to Purchaser one (1) business day following receipt of a copy of the Termination Notice from Purchaser (as long as the current investment can be liquidated in one (1) day).  No notice to the Title Company from Seller shall be required for the release of the Earnest Money to Purchaser by the Title Company.  The Earnest Money shall be released and delivered to Purchaser from the Title Company upon the Title Company’s receipt of a copy of the Termination Notice despite any objection or potential objection by Seller.  Seller agrees it shall have no right to bring any action against the Title Company which would have the effect of delaying, preventing, or in any way interrupting the Title Company’s delivery of the Earnest Money to Purchaser pursuant to this Section 2 of these Escrow Instructions, any remedy of Seller being against Purchaser, not Title Company.

3.Termination after Expiration of Approval Period.  Except as otherwise expressly provided herein, at any time after the expiration of the Approval Period, upon not less than five (5) business days’ prior written notice to the Title Company and the other party, the Title Company shall deliver the Earnest Money to the party requesting the same; provided, however, that if the other party shall, within said five (5) business day period, deliver to the requesting party and the Title Company a written notice that it disputes the claim to the Earnest Money, the Title Company shall retain the Earnest Money until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.

4.Interpleader.  Subject to Section 2 of these Escrow Instructions, in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Title Company by Seller and Purchaser directing the Earnest Money’s disposition, the Title Company shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Title Company’s option, the Title Company may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Title Company may recover all of its court costs and reasonable attorneys’ fees.  Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Title Company, as well as the reasonable attorneys’ fees of the prevailing party in accordance with the other provisions of this Agreement.

5.Liability of Title Company.  The parties acknowledge that the Title Company is acting solely as a stakeholder at their request and for their convenience, that the Title Company shall not be deemed to be the agent of either of the parties, and that the Title Company shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for actions or omissions taken or made by the Title Company in bad faith, in disregard of this Agreement or involving gross negligence or willful misconduct on the part of the Title Company.

1

SCHEDULE 3.1

ESCROW INSTRUCTIONS

6.Reporting Person.  Title Company agrees to act as the "reporting person" pursuant to the provisions of Section 6045(e) of the Code.

2

SCHEDULE 3.1

ESCROW INSTRUCTIONS

Schedule 4.1.3

SURVEY CERTIFICATION

To [Purchaser’s Name], its successors and assigns; Teachers Insurance and Annuity Association of America, a New York corporation, its successors and/or assigns, as their interest may appear; First American Title Insurance Company; and (name of seller):  This is to certify that this map or plat and the survey on which it is based were made in accordance with the 2016 Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys, jointly established and adopted by ALTA and NSPS, and includes Items 1, 2, 3, 4, 6(a), 6(b), 7(a), 7(b) (1), 7(c), 8, 9, 10, 13, 14, 16 and 17 of Table A thereof. The fieldwork was completed on ___________. Date of Plat or Map:_____ (Surveyor’s signature, printed name and seal with Registration/License Number)

1

SCHEDULE 4.1.3

SURVEY CERTIFICATE